Exhibit 10.77

SECOND AMENDMENT TO
AMENDED AND RESTATED
CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 8, 2005 among ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (“APC” or “Company”), ACTION RACING COLLECTABLES, INC., an Arizona corporation (“ARC”), ACTION SPORTS IMAGE, L.L.C., an Arizona limited liability company (“ASI”), FUNLINE MERCHANDISE COMPANY, INC., a California corporation (“Funline”), JEFF HAMILTON COLLECTION, INC., an Arizona corporation (“Hamilton”), MCARTHUR TOWEL AND SPORTS, INC., an Arizona corporation (“McArthur”), RACING COLLECTABLES CLUB OF AMERICA, INC., an Arizona corporation (“RCCA”), and TREVCO TRADING CORP., an Arizona corporation (“Trevco”) (each individually, a “Borrower” and collectively, the “Borrowers”); the other Loan Parties signatory hereto; BANK ONE, NA, a national banking association, for itself, as Lender, and as agent for Lenders (in such capacity, the “Agent”); and the other Lenders signatory hereto.

     WHEREAS, Borrowers, Loan Parties, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 3, 2004 (as amended from time to time, the “Credit Agreement”); and

     WHEREAS, Borrowers, Loan Parties, Lenders and Agent desire to amend the Credit Agreement to allow and provide for the foregoing and certain matters, all as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

     Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.

ARTICLE II
Amendments

     Section 2.01 Amendment of Article I. Article 1 of the Agreement is hereby amended by amending and restating the following terms in their entirety:

     ““Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, net of tax refunds, (c) depreciation, (d) amortization and other non-cash charges (including, without limitation, any intangible impairment charges) and (e) extraordinary losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.”

     Section 2.02 Amendment of Section 2.15(d). Effective as of the date hereof, Section 2.15(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “(d) Excess Cash Flow. Until the Term B Termination Date, the Borrowers shall prepay the Obligations on the date that is ten days after the earlier of (i) the date on which Borrowers’ annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Section 6.1 or (ii) the date on which such annual audited Financial Statements were required to be delivered pursuant to Section 6.1, in an amount equal to fifty percent (50%) of the Borrowers’ Excess Cash Flow for the immediately preceding Fiscal Year. Notwithstanding the foregoing, for the Fiscal Year ended September 30, 2005, Excess Cash Flow shall be calculated based on the nine month period commencing on January 1, 2005 and ending September 30, 2005. Any such prepayment shall be applied to first, to pay the principal of the Overadvances and Protective Advances, second, to scheduled principal installments of the Term B Loans in inverse order of maturity and third, to pay the principal of the Non-Ratable Loans. Each such prepayment shall be accompanied by a certificate signed by the chief financial officer of the Borrower Representative (on behalf of the Borrowers) certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to the Agent.

     Section 2.03 Amendment of Section 6.1(f). Effective as of the date hereof, Section 6.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “(f) as soon as available but in any event within 5 days of the end of each calendar week, at such other times as may be necessary to re-determine availability of Advances hereunder or as may be requested by the Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a duly executed Borrowing Base Certificate for each Borrower which calculates such Borrower’s Borrowing Base, and supporting information in connection therewith;”

     Section 2.04 Amendment of Section 6.16(a). Effective as of the date hereof, Section 6.16(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

     “(a) No Loan Party will or will permit any of their Subsidiaries to declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except (i) that any Subsidiary may declare and pay dividends or make distributions to the Borrowers or to a Wholly-Owned Subsidiary of the Borrowers, (ii) any non-Wholly-Owned Subsidiary may declare or pay dividends or make distributions on its Capital Stock to holders thereof other than Loan Parties, in each case, so long as (x) no Default or Unmatured Default exists or will be caused by the payment of such dividend or distribution, (y) the Borrowers are in compliance with Section 6.29.1 after giving effect to such dividend or distribution and (z) the Availability is greater than ten percent (10%) of the Aggregate Borrowing Base after giving effect to such dividend or distribution, or (iii) only after (A) delivering a written good faith estimate of Fixed Charge Coverage Ratio, after taking into account the payment of any such dividend or distribution, for the period ending on the last day of the current Fiscal Quarter and (B) receiving the prior written consent of the Agent and Required Lenders, any Loan Party may declare or pay dividends or make distributions on its Capital Stock or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding.”

     Section 2.05 Amendment of Section 6.29.1. Effective as of the date hereof, Section 6.29.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “6.29.1 Fixed Charge Coverage Ratio. At all times while the Term B Loan is outstanding, the Borrowers will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of the Company’s Fiscal Quarter for the then most-recently ended four Fiscal Quarters, (A) to be less than 0.80 to 1.0 as of the end of the Fiscal Quarter ending March 31, 2005, (B) to be less than 1.50 to 1.0 as of the end of each Fiscal Quarter ending June 30, 2005 and September 30, 2005 and (C) to be less than 1.15 to 1.0 as of the end of the Fiscal Quarter ending December 31, 2005 and as of the end of each Fiscal Quarter thereafter; provided that (i) for the Fiscal Quarter ending March 31, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended Fiscal Quarter, (ii) for the Fiscal Quarter ending June 30, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended two Fiscal Quarters and (iii) for the Fiscal Quarter ending September 30, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended three Fiscal Quarters.

     (b) At all times after the Term B Loan has been paid in full, the Borrowers will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of the Company’s Fiscal Quarter for the then most-recently ended four Fiscal Quarters, to be less than 1.0 to 1.0; provided that (i) for the Fiscal Quarter ending March 31, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended Fiscal Quarter, (ii) for the Fiscal Quarter ending

June 30, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended two Fiscal Quarters and (iii) for the Fiscal Quarter ending September 30, 2005, the Fixed Charge Coverage Ratio shall be calculated using the most-recently ended three Fiscal Quarters.”

     Section 2.06 Amendment to Pricing Schedule. Effective as of the date hereof, the last sentence of the Pricing Schedule of the Agreement is hereby amended and restated to read in its entirety as follows:

“It is the agreement of the parties hereto that during the period from the Closing Date through September 30, 2005, the applicable margins and fees shall be determined in accordance with the foregoing table as if the Fixed Charge Coverage Ratio were greater than 1.25 to 1.0 but less than 1.50 to 1.0.”

ARTICLE III

Conditions Precedent

     Section 3.01 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent and Lenders:

     (a) Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, duly authorized, executed and delivered by the parties thereto, and in form and substance satisfactory to Agent and Lenders:

     (i) this Amendment; and

     (ii) such additional documents, instruments and information as Agent or Lenders or their legal counsel may request.

     (b) Agent and Lenders shall have received from Borrower an amendment fee in the amount of $75,000 (which shall be fully earned and non-refundable upon execution hereof) in consideration for entering into this Amendment;

     (c) The representations and warranties contained herein, in the Credit Agreement, as amended hereby, and/or in the other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof, except for such representations and warranties as by their terms expressly speak as of an earlier date;

     (d) After giving effect to the transactions contemplated hereby, no event shall have occurred and be continuing or would result which constitutes a Default or Unmatured Default; and

     (e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their legal counsel.

ARTICLE IV

Limited Waiver

     Section 4.01 Limited Waiver. Upon satisfaction of the terms and conditions in Article III hereof, Required Lenders hereby waive non-compliance with the Fixed Charge Coverage Ratio set forth in Section 6.29.1 of the Agreement solely with respect to the Fiscal Quarter ending December 31, 2004.

Except as specifically provided in this Amendment, nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrowers or any Loan Party and Agent and any Lender, and the failure of Agent or Lenders at any time or times hereafter to require strict performance by Borrowers or any Loan Party of any provision thereof shall not waive, affect or diminish any rights of Agent or Lenders to thereafter demand strict compliance therewith. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrowers or any Loan Party and Agent or any Lender.

ARTICLE V

Ratifications, Representations and Warranties

     Section 5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Additionally, each Borrower and each Loan Party each hereby ratifies and confirms their agreements under the Credit Agreement and the other Loan Documents as a Borrower and as a Loan Party, respectively, as of the Closing Date.

     Section 5.02 Ratification of Guaranty. Each Guarantor hereby ratifies and confirms its guaranty to Agent and Lenders (the “Guaranty”). Each Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Furthermore, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Agent or Lenders under the Guaranty. Each Guarantor agrees that all references in such Guaranty to the “Guaranteed Obligations” shall include, without limitation, all of the obligations of Borrowers to Agent and Lenders under the Credit Agreement, as amended hereby. Finally, each Guarantor hereby represents and acknowledges that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under the Guaranty and shall not constitute a waiver by Agent or Lenders of any of their rights against such Guarantor.

     Section 5.03 Representations and Warranties. Each Borrower and each Loan Party hereby represents and warrants to Agent and Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and such Loan Party and will not violate the certificate/articles of incorporation of such Borrower or such Loan Party or the bylaws or other charter or organizational documents of such Borrower or such Loan Party, (ii) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties relate solely to an earlier date, (iii) except as disclosed to Agent and Lenders in writing prior to the date hereof, such Borrower or such Loan Party is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and (iv) such Borrower or such Loan Party has not amended its certificate/articles of incorporation or bylaws since June 30, 2004.

ARTICLE VI

Miscellaneous

     Section 6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.

     Section 6.02 Reference to Credit Agreement; Obligations. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby. Each Borrower acknowledges and agrees that its obligations under this Amendment and the Credit Agreement, as amended hereby, constitute “Obligations” as defined in the Credit Agreement and as used in the Loan Documents.

     Section 6.03 Expenses. As provided in the Credit Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Document.

     Section 6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.

     Section 6.05 APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     Section 6.06 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrowers, the other Loan Parties signatory hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of each Lender.

     Section 6.07 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.08 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition of the Credit Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 6.09 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.10 Release. EACH BORROWER AND EACH OTHER LOAN PARTY SIGNATORY HERETO HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. EACH BORROWER AND EACH OTHER LOAN PARTY SIGNATORY HERETO HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED,

CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER OR ANY OTHER LOAN PARTY SIGNATORY HERETO MAY NOW HAVE AGAINST AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     Section 6.11 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein.

BORROWERS:

ACTION PERFORMANCE COMPANIES, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

ACTION RACING COLLECTABLES, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

ACTION SPORTS IMAGE, L.L.C.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

FUNLINE MERCHANDISE COMPANY, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Secretary & Treasurer

JEFF HAMILTON COLLECTION, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

MCARTHUR TOWEL AND SPORTS, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

RACING COLLECTABLES CLUB OF AMERICA, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

TREVCO TRADING CORP.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

LOAN PARTIES AND GUARANTORS:

ACTION CORPORATE SERVICES, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	President

AW ACQUISITION CORP.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

CREATIVE MARKETING & PROMOTIONS, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

GORACING.COM, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

GORACING INTERACTIVE SERVICES, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	President

RYP, INC.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

THE FAN CLUB COMPANY, L.L.C.

By:	/s/ David M. Riddiford

Name:	David M. Riddiford
Title:	Chief Financial Officer

AGENT AND LENDERS:

BANK ONE, NA
Individually, as Agent and LC Issuer

By:	/s/ Andrea Friedheim

Name:	Andrea Friedheim
Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORPORATION,
as Lender

By:	/s/ Ari Kaplan

Name:	Ari Kaplan
Title:	Vice President

FB COMMERCIAL FINANCE, INC.,
as Lender

By:	/s/ Walter Castillo

Name:	Walter Castillo
Title:	Vice President